Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, NY

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 17, 2014 relating to the consolidated financial statements and schedule of dELiA*s, Inc. appearing in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

June 30, 2014